Exhibit 99.1: Signatures and Addresses of Other Reporting Persons


Name:  APPALOOSA PARTNERS INC.
Address: 26 Main Street
         Chatham, NJ  07928

Designated Filer:  David A. Tepper


By:       /s/ David A. Tepper                    July 11, 2003
    ----------------------------------------------------------
     Name:    David A. Tepper                        Date
     Title:   President


Name: APPALOOSA MANAGEMENT L.P.
 Address:  c/o APPALOOSA PARTNERS INC.
26 Main Street
Chatham, NJ  07928

Designated Filer:   David A. Tepper

By:    APPALOOSA PARTNERS INC.,
      Its General Partner


By:       /s/ David A. Tepper                    July 11, 2003
    ----------------------------------------------------------
     Name:    David A. Tepper                        Date
     Title:   President


Name: APPALOOSA INVESTMENT LIMITED PARTNERSHIP I
Address:  c/o APPALOOSA PARTNERS INC.
 26 Main Street
Chatham, NJ  07928

Designated Filer:   David A. Tepper

By:   APPALOOSA MANAGEMENT L.P., its General Partner
      By: APPALOOSA PARTNERS INC., its General Partner


By:       /s/ David A. Tepper                    July 11, 2003
     ---------------------------------------------------------
     Name:    David A. Tepper                        Date
     Title:   President